Exhibit 99.1

Press Release

GAINSCO Reports Shareholder Approval
Tuesday January 18, 1:23 pm ET

     DALLAS, Texas, January 21, 2005 – GAINSCO, INC. (OTCBB: GNAC) today reported that all proposals submitted for a vote during the Special Meeting of GAINSCO shareholders held on January 18, 2005 had received overwhelming shareholder approval. The proposals related to the previously announced comprehensive and integrated plan for the restructuring of our Company.

     GAINSCO expects the closing of the recapitalization transaction to take place on Friday, January 21, 2005. GAINSCO has recently received required approvals from the insurance departments of Oklahoma and Texas.

     GAINSCO, INC. is a Dallas, Texas-based holding company. The Company’s nonstandard personal automobile insurance products are distributed through retail agents in Florida, Texas, Arizona, Nevada and California. Its primary insurance subsidiaries are General Agents Insurance Company of America, Inc. and MGA Insurance Company, Inc., both of which are currently rated “B-” (Fair), with a stable outlook, by A.M. Best.

     Statements made in this release that are qualified with words such as “expects” are forward-looking statements. Investors are cautioned that important factors, representing certain risks and uncertainties, could cause actual results to differ materially from those contained in the forward- looking statements. A forward-looking statement is relevant only as of the date the statement is made and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which the statement was made. Please refer to the Company’s recent SEC filings for further information regarding factors that could affect the Company’s results.

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Release Date:	Tuesday, January 18, 2005 – FOR IMMEDIATE RELEASE

Company Contacts:	Scott A. Marek, Asst. Vice President-Investor Relations 214.647.0427
Richard M. Buxton, Senior Vice President 214.647.0428
Email address: ir@gainsco.com
Website: www.gainsco.com

THE GAINSCO COMPANIES

1445 Ross Avenue, Suite 5300 Dallas, Texas 75202
214.647.0415 Fax 214.647.0430
3801593v1